                                                                    EXHIBIT 99.2

                      TRANSMITTAL OF FINANCIAL REPORTS AND
                        CERTIFICATION OF COMPLIANCE WITH
                  UNITED STATES TRUSTEE OPERATING REQUIREMENTS
                      FOR THE PERIOD ENDED August 21, 1999

          Debtors: Favorite Brands International Holding Corp., Favorite Brands International, Inc., Trolli Inc., and Sather Trucking Corporation
          (the "Debtors")
          Case Numbers:  99-726 (PJW) through 99-729 (PJW)

As President of the Debtors, I affirm to the best of my knowledge, information and belief:

1) That I have reviewed the financial statements attached hereto, consisting of:

        For the period ended August 21, 1999:

   [X]  Consolidated Statement of Operations
   [X]  Consolidated Balance Sheet
   [X]  Consolidated Statement of Cash Flows
   [X]  Statement of Cash Receipts and Disbursements
   [X]  Accounts Receivable and Postpetition Accounts Payable Aging Statements
   [X]  Statement of Payments to Professionals

        For the period ended July 24, 1999:

   [X]  Consolidated Statement of Operations
   [X]  Consolidated Balance Sheet
   [X]  Consolidated Statement of Cash Flows

        For the fiscal year ended June 26, 1999:

   [X]  Audited Financial Statements

and that they have been prepared in accordance with normal and customary accounting practices, and fairly and accurately reflect the debtors financial activity for the period stated.

2) That the insurance as described in Section 3 of the Operating Instructions and Reporting Requirements for Chapter 11 cases are current and have been paid in the normal course of business.

3) That all postpetition taxes as described in Section 4 of the Operating Instructions and Reporting Requirements for Chapter 11 cases are current and have been paid in the normal course of business.

4) That no payments have been made to officers and directors of the Debtors except as authorized pursuant to orders of the Bankruptcy Court including the Order Under 11 U.S.C. (S)(S)105, 363 and 365 Authorizing (A) Implementation of Key Employee Retention Program, (B) Implementation of Severance Program, (C) Modification of Retirement Plans, (D) Assumption of or Entry Into Certain Employment Agreements With Key Executives, and (E) Granting Other Relief (approved on April 30, 1999).

5) That no professional fees (attorney, accountant, etc.) have been paid except as provided in the (1) Order Authorizing Retention of Professionals by Debtors in the Ordinary Course of Business (entered on March 31, 1999) or (2) Administrative Order 11 U.S.C. (S)(S)105(a) and 331 Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals (entered on March 31, 1999).

The attached monthly report was prepared by the Debtors under my direction and supervision. The Debtors verify that to the best of its knowledge, the information provided herein is true and correct.

                          /S/  Steven F. Kaplan
Dated: ____________       __________________________
                          Debtors in Possession
                          Steven F. Kaplan
                          President, Chief Operating Officer,
                          and Chief Financial Officer

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                          CONSOLIDATED BALANCE SHEET
                 (Dollars in Thousands, Except Per Share Data)


                                                                         August 21,
                ASSETS                                                      1999
                ------                                                  -----------
                                                                        (Unaudited)
Current Assets:
  Cash and cash equivalents..........................................    $ 19,879
  Accounts receivable, less allowance of $17,800.....................      49,735
  Inventories........................................................      79,506
  Deferred income taxes..............................................           -
  Prepaid expenses and other current assets..........................      18,452
                                                                         --------
    Total current assets.............................................     167,572
                                                                         --------


Property, Plant and Equipment, at Cost:
  Land...............................................................       5,200
  Buildings..........................................................      72,002
  Machinery and equipment............................................     213,720
  Construction in progress...........................................      34,306
                                                                         --------
                                                                          325,228
  Less accumulated depreciation......................................      78,635
                                                                         --------
                                                                          246,593
                                                                         --------

Other Assets:
  Intangible assets, net.............................................     268,521
  Prepaid expenses and other assets..................................       1,475
  Deferred income taxes..............................................           -
                                                                         --------
                                                                          269,996
                                                                         --------
                                                                         $684,161
                                                                         ========

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                          CONSOLIDATED BALANCE SHEET
                 (Dollars in Thousands, Except Per Share Data)



t
                                                               August 21,
      LIABILITIES AND STOCKHOLDER'S EQUITY                        1999
      ------------------------------------                    -----------
                                                              (Unaudited)
Current Liabilities:
      Accounts payable and accrued liabilities...............  $  74,937
      Other current liabilities..............................      1,491
                                                               ---------
         Total current liabilities...........................     76,428
                                                               ---------


Noncurrent Liabilities:
      Other long-term liabilities............................      1,875
                                                               ---------
         Total noncurrent liabilities........................      1,875
                                                               ---------

Prepetition Secured Debt.....................................    200,500

Liabilities subject to compromise............................    464,687

Commitments and Contingencies................................          -
                                                               ---------
         Total liabilities...................................    743,490
                                                               ---------

Stockholder's Equity:
      Common Stock, $.01 par value; 1,000 shares authorized,
         issued and outstanding..............................          -
      Additional paid-in capital.............................    195,751
      Accumulated deficit....................................   (255,080)
                                                               ---------
         Total stockholder's equity..........................    (59,329)
                                                               ---------
                                                               $ 684,161
                                                               =========

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                            CONSOLIDATED STATEMENT
                                 OF OPERATIONS
                            (Dollars in Thousands)


                                                           Four Weeks
                                                             Ended
                                                        August 21, 1999
                                                        ---------------
                                                          (Unaudited)

Net sales..............................................      $49,330
Costs and expenses:
      Cost of sales....................................       32,151
      Selling, marketing and administrative............       14,559
      Amortization of intangible assets................          984
      Restructuring and business integration costs.....            -
                                                             -------
                                                              47,694
Income from operations.................................        1,636
      Interest expense.................................        1,186
      Reorganization charges under Chapter 11..........        1,211
                                                             -------
Loss before income taxes...............................         (761)
  Benefit for income taxes.............................            -
                                                             -------
Net loss...............................................      $  (761)
                                                             =======
Reconciliation to Adjusted EBITDA:
  Net Loss.............................................      $  (761)
      Interest expense.................................        1,186
      Benefit for income taxes.........................            -
                                                             -------
  EBIT.................................................          425
      Depreciation.....................................        2,350
      Amortization.....................................          984
                                                             -------
  Reported EBITDA......................................        3,759
      Reorganization charges under Chapter 11..........        1,211
      Restructuring and business integration costs.....            -
                                                             -------
  Adjusted EBITDA......................................      $ 4,970
                                                             =======

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in Thousands)


                                                                                          Four Weeks Ended
                                                                                            August 21,
                                                                                               1999
                                                                                          ----------------
                                                                                             (Unaudited)
Cash Flows from Operating Activities:
      Net Loss..........................................................................      $   (761)
            Adjustments:
            Depreciation and amortization...............................................         3,334
            Gain on disposition of property, plant & equipment..........................           (33)
            Deferred income taxes.......................................................             -
            Changes in operating assets and liabilities:
                  Accounts receivable...................................................        (4,216)
                  Inventories...........................................................        (3,794)
                  Prepaid expenses and other assets.....................................          (187)
                  Accounts payable, accrued liabilities and
                    liabilities subject to compromise...................................        (4,883)
                  Income taxes payable..................................................             -
                  Other liabilities.....................................................           (88)
                                                                                              --------
                      Net cash used in operating activities.............................       (10,628)
                                                                                              --------
Cash Flows from Investing Activities:
      Proceeds on the sale of assets....................................................             -
      Capital expenditures..............................................................          (169)
                                                                                              --------
                      Net cash used in investing activities.............................          (169)
                                                                                              --------
Cash Flows from Financing Activities:
      Net borrowings on revolving credit loans..........................................             -
      Proceeds from loans...............................................................             -
      Repayments of term loan...........................................................             -
      Payments for debt issuance costs..................................................             -
      Repayment of other long-term debt.................................................             -
      Proceeds from capital contributions...............................................             -
                                                                                              --------
                      Net cash provided by financing activities.........................             -
                                                                                              --------
Decrease in cash and cash equivalents...................................................       (10,797)
Cash and cash equivalents, beginning of period..........................................        30,676
                                                                                              --------
Cash and cash equivalents, end of period................................................      $ 19,879
                                                                                              ========
Supplemental Cash Flow Information:
      Income taxes paid.................................................................      $      -
                                                                                              ========
      Interest paid.....................................................................      $  1,607
                                                                                              ========

                  FAVORITE BRANDS INTERNATIONAL HOLDING CORP.
                        Statement of Cash Disbursements
                                For the Period
                            (Thousands of Dollars)

     Debtors: Favorite Brands International Holding Corp., Favorite Brands
      International, Inc., Trolli Inc., and Sather Trucking Corporation
                                (the "Debtors")

                   Case Numbers: 99-726PJW through 99-729PJW







                          DISBURSEMENTS DURING PERIOD
             (deconsolidated and excluding intradebtor transfers):

             Favorite Brands Holding Corp.                $     -

             Favorite Brands International, Inc.          $73,789

             Trolli Inc.                                  $ 7,974

             Sather Trucking Corporation                  $ 1,361
                                                          -------
                       Total                              $83,124
                                                          =======

                  FAVORITE BRANDS INTERNATIONAL HOLDING CORP.
                 Statement of Cash Receipts and Disbursements
                                For the Period
                            (Thousands of Dollars)

     Debtors: Favorite Brands International Holding Corp., Favorite Brands
      International, Inc., Trolli Inc., and Sather Trucking Corporation
                                (the "Debtors")

                   Case Numbers: 99-726PJW through 99-729PJW

                    Cash Receipts and Disbursements Detail
                                (consolidated)

                                                                                        Favorite Brands International, Inc.
                                                                ---------------------------------------------------------
                                                  Holdings          FBI        FBI          FBI           FBI        FBI
                                                1st National      Bank of     Bank of    Campbell &      Chase/      Kidd
                                BANK NAME:    Bank of Chicago     America     America      Fetter      Investment
                                ACCOUNT #:        55-61787      81887-00953   58552174     50742-6     323-845851
                                              ---------------   -----------   --------   ----------    ----------    ----
Beginning Bank Ledger Balance                     $      -       $  3,515       $  2      $    115      $ 26,521      $  -

Receipts for Period                                                49,010                        9       450,855

Disbursements for Period                                           49,203          -                     460,935
                                                  --------       --------       ----      --------      --------      ----
Ending Bank Ledger Balance                        $      -       $  3,322       $  2      $    124      $ 16,441      $  -
                                                  ========       ========       ====      ========      ========      ====

RECONCILIATION TO GENERAL LEDGER
--------------------------------
    Ending Bank Ledger Balance                    $      -       $  3,322       $  2      $    124      $ 16,441      $  -

    Outstanding Checks                                              2,551          -                                    (6)

    Deposits in Transit                                                            -

    Other Reconciling Items                                         1,938         44             -            40
                                                  --------       --------       ----      --------      --------      ----
    Total Cash                                    $      -       $  2,709       $ 46      $    124      $ 16,481      $ (6)
                                                  ========       ========       ====      ========      ========      ====

                                                                     Favorite Brands International, Inc.
                                              --------------------------------------------------------------------------------------
                                             FBI           Farley          Farley         Farley            Farley        Farley
                                          Petty Cash       Bank of         Bank of        Bank of        Merrill Lynch
                                                           America         America        America                          Petty
                                                         8188-4-00945    8765-7-60790   8765-0-60789         626-95S        Cash
                                          ----------     ------------    ------------   ------------     --------------   -------
Beginning Bank Ledger Balance              $     -         $     -           $    -        $     -           $    225      $    6

Receipts for Period                                         26,046            2,442          6,589

Disbursements for Period                                    26,046            2,442          6,589
                                           -------         -------           ------        -------           --------      ------
Ending Bank Ledger Balance                 $     -         $     -           $    -        $     -           $    225      $    6
                                           =======         =======           ======        =======           ========      ======

RECONCILIATION TO GENERAL LEDGER
--------------------------------
    Ending Bank Ledger Balance             $     -         $     -           $    -        $     -           $    225      $    6

    Outstanding Checks                                                          496          3,754

    Deposits in Transit

    Other Reconciling Items                     55                              496              -
                                           -------         -------           ------        -------           --------      ------
    Total Cash                             $    55         $     -           $    -        $(3,754)          $    225      $    6
                                           =======         =======           ======        =======           ========      ======

(1) Amounts are held in individual bank accounts specific for each owner/operators' deposit to Sather Trucking.

(2) Amount does not agree to cash per the August 21, 1999 balance sheet due to reclassifications of book overdrafts to paybles in accordance with Generally Accepted Accounting Principles. Additionally, Favorite Brands International Holding Corp's cash is not included on the attached balance sheet.

                  FAVORITE BRANDS INTERNATIONAL HOLDING CORP.
                 Statement of Cash Receipts and Disbursements
                                For the Period
                            (Thousands of Dollars)

     Debtors: Favorite Brands International Holding Corp., Favorite Brands
      International, Inc., Trolli Inc., and Sather Trucking Corporation
                                (the "Debtors")

                   Case Numbers: 99-726PJW through 99-729PJW

                    Cash Receipts and Disbursements Detail
                                (consolidated)

                                                       Favorite Brands International, Inc.             Sather Trucking Corporation
                                                 ---------------------------------------------       ------------------------------
                                                    Sathers           Sathers         Sathers             STC              STC
                                                 United Prairie    United Prairie     Norwest        United Prairie  United Prairie
                               BANK NAME:             Bank              Bank                             Bank             Bank
                               ACCOUNT #:            40619             40897        273-0015886         040037         Various(1)
                                                 --------------    --------------   -----------      --------------  --------------
Beginning Bank Ledger Balance                      $      136         $       2      $      --         $      74       $     208

Receipts for Period                                     8,035                --            438             1,350

Disbursements for Period                                7,991                 1            438             1,361
                                                   ----------         ---------      ---------         ---------       ---------
Ending Bank Ledger Balance                         $      179         $       1      $      --         $      63       $     208
                                                   ==========         =========      =========         =========       =========

RECONCILIATION TO GENERAL LEDGER
--------------------------------
   Ending Bank Ledger Balance                      $      179         $       1      $      --         $      63       $     208

   Outstanding Checks                                   1,052                --                               81

   Deposits in Transit                                     --                --                                1

   Other Reconciling Items                                  1                --
                                                   ----------         ---------       ---------        ---------       ---------
   Total Cash                                      $     (872)        $       1       $      --        $     (17)      $     208
                                                   ==========         =========       =========        =========       =========

                                                                                        Trolli Inc.
                                                  ---------------------------------------------------------------------------------
                                                     Trolli          Trolli           Trolli           Trolli            Trolli
                                                    Bank of         Bank of           Bank of        First Union      1st National
                               BANK NAME:           America         America           America                       Bank in Creston
                               ACCOUNT #:         8765-7-62355    8765-9-62354      8765-5-61583    2651901387172        375162
                                                  ------------    ------------      ------------    -------------   ---------------
Beginning Bank Ledger Balance                     $       --         $      --       $       --      $      --       Account closed

Receipts for Period                                    7,296               678                               4       As of 4/30/99

Disbursements for Period                               7,296               678
                                                  ----------         ---------       ----------      ---------       -----------
Ending Bank Ledger Balance                        $       --         $      --       $       --      $       4       $        --
                                                  ==========         =========       ==========      =========       ===========

RECONCILIATION TO GENERAL LEDGER
--------------------------------
   Ending Bank Ledger Balance                     $       --         $      --       $       --      $       4       $        --

   Outstanding Checks                                    805               182               16

   Deposits in Transit

   Other Reconciling Items                                                  --                1
                                                  ----------         ---------       ----------      ---------       -----------
   Total Cash                                     $     (805)        $    (182)       $     (15)     $       4       $        --
                                                  ==========         =========       ==========      =========       ===========

                                                                                  Trolli Inc.
                                                 -------------------------------------------------------------------------------
                                                     Trolli            Trolli            Trolli         Trolli
                                                   1st National     1st National                      Nova Scotia       Total(2)
                               BANK NAME:        Bank in Creston   Bank in Creston     Petty Cash        Bank
                               ACCOUNT #:            2025443          2025450                           1113212
                                                 ---------------   ---------------     ----------     -----------     -----------
Beginning Bank Ledger Balance                    Account Closed      $       --        $       --      $      17      $    30,820

Receipts for Period                              As of 6/30/99                2                                           552,754

Disbursements for Period                                                                                                  562,980
                                                   ----------         ---------        ----------      ---------      -----------
Ending Bank Ledger Balance                         $       --         $       2        $       --      $      17      $    20,594
                                                   ==========         =========        ==========      =========      ===========

RECONCILIATION TO GENERAL LEDGER
--------------------------------
   Ending Bank Ledger Balance                      $       --         $       2         $      --      $      17      $    20,594

   Outstanding Checks                                                        (2)                                            8,935

   Deposits in Transit                                                                                                         (5)

   Other Reconciling Items                                                                      1                           2,576
                                                   ----------         ---------        ----------      ---------      -----------
   Total Cash                                      $       --         $       4        $        1      $      17      $    14,230
                                                   ==========         =========        ==========      =========      ===========

(1) Amounts are held in individual bank accounts specific for each owner/operator's deposit to Sather Trucking.

(2) Amount does not agree to cash per the August 21, 1999 balance sheet due to reclassifications of book overdrafts to payables in accordance with Generally Accepted Accounting Principles. Additionally, Favorite Brands International Holding Corp's cash is not included on the attached balance sheet.

                  FAVORITE BRANDS INTERNATIONAL HOLDING CORP.
        Aging of Accounts Receivable and Postpetition Accounts Payable
                                For the Period
                            (Thousands of Dollars)

     Debtors: Favorite Brands International Holding Corp., Favorite Brands
       International, Inc., Trolli Inc., and Sather Trucking Corporation
                                (the "Debtors")

                   Case Numbers: 99-726PJW through 99-729PJW

               AGING OF ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE


  AGING OF ACCOUNTS RECEIVABLE
  ----------------------------
          0 - 30 days old                                           $ 44,184

          31 - 60 days old                                             3,714

          61 - 90 days old                                               811

          + 91 days old                                                1,359

          Other A/R                                                   17,467
                                                                    --------
                  Total Accounts Receivable                           67,535

                  Allowance for doubtful accounts                     17,800
                                                                    --------
                  Accounts Receivable (Net)                         $ 49,735
                                                                    ========




  AGING OF POSTPETITION ACCOUNTS PAYABLE
  --------------------------------------

          0 - 30 days old                                           $ 15,477

          31 - 60 days old                                             1,406

          61 - 90 days old                                               153

          + 91 days old                                                  231
                                                                    --------
                  Total Post Petition Accounts Payable              $ 17,267
                                                                    ========

                  FAVORITE BRANDS INTERNATIONAL HOLDING CORP.
                    Statement of Payments to Professionals
                                For the Period
                            (Thousands of Dollars)

     Debtors: Favorite Brands International Holding Corp., Favorite Brands
       International, Inc., Trolli Inc., and Sather Trucking Corporation
                                (the "Debtors")

                   Case Numbers: 99-726PJW through 99-729PJW



                                                                            Date of Court
                                                    Type of               Order Authorizing    Amount      Amount      Total Paid
                                                  Professional                 Payment        Approved      Paid         to Date
----------------------------------------     ---------------------------  -----------------  ---------    --------    -----------
Skadden, Arps, Slate, Meagher & Flom         debtor attorney                     N/A            N/A       $   --      $     601
Wasserstein Perella & Co.                    debtor financial advisors           N/A            N/A            120          283
Paul, Weiss, Rifkind, Wharton & Garrison     creditor committee attorney         N/A            N/A                         119
Houlihan & Lokey                             financial advisors                  N/A            N/A            123          123

                                                                                             ---------    --------    -----------
Total Payments to Professionals                                                              $  --        $    243    $   1,126
                                                                                             =========    ========    ===========

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                          CONSOLIDATED BALANCE SHEET
                 (Dollars in Thousands, Except Per Share Data)



                                                               July 24,
ASSETS                                                           1999
------                                                       -----------
                                                             (Unaudited)
Current Assets:
  Cash and cash equivalents...............................   $   30,676
  Accounts receivable, less allowance of $18,364..........       45,519
  Inventories.............................................       75,712
  Deferred income taxes...................................           --
  Prepaid expenses and other current assets...............       18,266
                                                             ----------
    Total current assets..................................      170,173
                                                             ----------


Property, Plant and Equipment, at Cost:
  Land....................................................        5,200
  Buildings...............................................       71,119
  Machinery and equipment.................................      212,878
  Construction in progress................................       35,862
                                                             ----------
                                                                325,059
  Less accumulated depreciation...........................       76,318
                                                             ----------
                                                                248,741
                                                             ----------


Other Assets:
  Intangible assets, net..................................      269,505
  Prepaid expenses and other assets.......................        1,474
  Deferred income taxes...................................           --
                                                             ----------
                                                                270,979
                                                             ----------
                                                             $  689,893
                                                             ==========


                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                          CONSOLIDATED BALANCE SHEET
                 (Dollars in Thousands, Except Per Share Data)



                                                               July 24,
      LIABILITIES AND STOCKHOLDER'S EQUITY                       1999
      ------------------------------------                   -----------
                                                             (Unaudited)
Current Liabilities:
    Accounts payable and accrued liabilities............     $    78,571
    Other current liabilities...........................           1,537
                                                             -----------
      Total current liabilities.........................          80,108
                                                             -----------


Noncurrent Liabilities:
    Other long-term liabilities.........................           1,917
                                                             -----------
      Total noncurrent liabilities......................           1,917
                                                             -----------

Prepetition Secured Debt................................         200,500

Liabilities subject to compromise.......................         465,936

Commitments and Contingencies...........................              --
                                                             -----------
      Total liabilities.................................         748,461
                                                             -----------


Stockholder's Equity:
    Common Stock, $.01 par value; 1,000 shares authorized,
       issued and outstanding...........................              --
    Additional paid-in capital..........................         195,751
    Accumulated deficit.................................        (254,319)
                                                             -----------
      Total stockholder's equity........................         (58,568)
                                                             -----------
                                                             $   689,893
                                                             ===========

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                            CONSOLIDATED STATEMENT
                                 OF OPERATIONS
                            (Dollars in Thousands)




                                                       Four Weeks
                                                          Ended
                                                      July 24, 1999
                                                      -------------
                                                       (Unaudited)
Net sales..........................................    $   48,774
Costs and expenses:
   Cost of sales...................................        30,621
   Selling, marketing and administrative...........        15,329
   Amortization of intangible assets...............         1,508
   Restructuring and business integration costs....            --
                                                       ----------
                                                           47,458

Income from operations.............................         1,316
   Interest expense................................         1,741
   Reorganization charges under Chapter 11.........           918
                                                       ----------
Loss before income taxes...........................        (1,343)
 Benefit for income taxes..........................            --
                                                       ----------
Net Loss...........................................    $   (1,343)
                                                       ==========

Reconciliation to EBITDA:
 Net Loss..........................................    $   (1,343)
   Interest expense................................         1,741
   Benefit for income taxes........................            --
                                                       ----------
 EBIT..............................................           398
   Depreciation....................................         2,269
   Amortization....................................         1,508
                                                       ----------
 Reported EBITDA...................................         4,175
   Reorganization charges under Chapter 11.........           918
   Restructuring and business integration costs....            --
                                                       ----------
 Adjusted EBITDA...................................    $    5,093
                                                       ==========

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                             (Debtor-In-Possession)

                     CONSOLIDATED STATEMENT OF CASH FLOWS
                            (Dollars in Thousands)



                                                              Four Weeks Ended
                                                                  July 24,
                                                                    1999
                                                              ----------------
                                                                 (Unaudited)

Cash Flows from Operating Activities:
     Net loss...............................................   $       (1,343)
        Adjustments:
        Depreciation and amortization.......................            3,777
        Loss on disposition of property, plant & equipment..            1,391
        Deferred income taxes...............................               --
        Changes in operating assets and liabilities:
            Accounts receivable.............................             (113)
            Inventories.....................................           (4,561)
            Prepaid expenses and other assets...............           (1,307)
            Accounts payable, accrued liabilities and
              liabilities subject to compromise.............            5,254
            Income taxes payable............................               --
            Other liabilities...............................               83
                                                              ---------------
               Net cash provided by operating activities....            3,181
                                                              ---------------
Cash Flows from Investing Activities:
     Proceeds on the sale of assets.........................               --
     Capital expenditures...................................           (1,169)
                                                              ---------------
               Net cash used in investing activities........           (1,169)
                                                              ---------------
Cash Flows from Financing Activities:

     Net borrowings (repayments) on revolving credit loans..               --
     Proceeds from loans....................................               --
     Repayments of term loan................................               --
     Payments for debt issuance costs.......................             (608)
     Repayment of other long-term debt......................               --
     Proceeds from capital contributions....................               --
                                                              ---------------
               Net cash used in financing activities........             (608)
                                                              ---------------
Increase in cash and cash equivalents.......................            1,404
Cash and cash equivalents, beginning of period..............           29,272
                                                              ---------------
Cash and cash equivalents, end of period....................  $        30,676
                                                              ===============

Supplemental Cash Flow Information:
     Income taxes paid......................................  $            --
                                                              ===============
     Interest paid..........................................  $         1,305
                                                              ===============

                              ARTHUR ANDERSEN LLP


                      Favorite Brands International, Inc.
                                and Subsidiaries

                             Consolidated Financial
                                   Statements

                       For the Years Ended June 26, 1999,
                        June 27, 1998, and June 28, 1997

                              ARTHUR ANDERSEN LLP


                   Report of Independent Public Accountants
                   ----------------------------------------

To the Board of Directors and Stockholder of Favorite Brands International,
Inc.:

We have audited the accompanying consolidated balance sheet of Favorite Brands International, Inc. and Subsidiaries, a wholly-owned subsidiary of Favorite Brands International Holding Corp., as of June 26, 1999, and the related consolidated statements of operations, stockholder's equity and cash flows for the year then ended. The consolidated balance sheet of Favorite Brands International, Inc., as of June 27, 1998, and the related consolidated statements of operations, stockholder's equity and cash flows for the years ended June 27, 1998, and June 28, 1997, were audited by other auditors, whose report dated August 21, 1998, except as to Note 17 to the June 27, 1998, consolidated financial statements, which was as of February 3, 1999, expressed an unqualified opinion on those statements. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Favorite Brands International, Inc. as of June 26, 1999, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, on March 30, 1999, the Company filed a voluntary petition seeking to reorganize under Chapter 11 of the United States Bankruptcy Code. The Chapter 11 filing was the result of recurring losses from operations and a leveraged capital structure. Although the Company is currently operating as a Debtor-In-Possession under the jurisdiction of the United States Bankruptcy Court ("the Court"), the continuation of the business as a going concern is contingent upon, among other things, the ability to formulate a plan of reorganization which will gain approval of the creditors and shareholders and confirmation by the Court and the success of future operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

As explained in Note 19 to the consolidated financial statements, effective June 28, 1998, the Company adopted the provisions of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities."


                                                             Arthur Andersen LLP
Chicago, Illinois
September 7, 1999

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                          CONSOLIDATED BALANCE SHEETS
                 (Dollars in Thousands, Except Per Shae Data)



                                                         June 27,     June 26,
                   ASSETS                                  1998         1999
                   ------                                --------     --------
Current Assets:
  Cash and cash equivalents..........................    $  6,440      $ 29,272
  Accounts receivable, less allowance of $14,600
   and $18,710, respectively.........................      48,999        45,406
  Inventories........................................      98,232        71,151
  Deferred income taxes..............................      17,846            --
  Prepaid expenses and other current assets..........       3,363        16,959
                                                         --------      --------
    Total current assets.............................     174,880       162,788
                                                         --------      --------


Property, Plant and Equipment, at Cost:
  Land...............................................       5,200         5,200
  Buildings..........................................      67,123        71,499
  Machinery and equipment............................     200,145       216,454
  Construction in progress...........................      15,561        34,794
                                                         --------      --------
                                                          288,029       327,947
  Less accumulated depreciation......................      49,129        76,715
                                                         --------      --------
                                                          238,900       251,232
                                                         --------      --------

Other Assets:
  Intangible assets, net.............................     355,617       270,405
  Deferred income taxes..............................      31,845            --
  Other long-term assets.............................       1,619         1,474
                                                         --------      --------
                                                          389,081       271,879
                                                         --------      --------
    Total assets.....................................    $802,861      $685,899
                                                         ========      ========


       The accompanying notes are an integral part of these statements.

                     FAVORITE BRANDS, INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                          CONSOLIDATED BALANCE SHEETS
                 (Dollars in Thousands, Except Per Share Data)




                                                      June 27,       June 26,
    LIABILITIES AND STOCKHOLDER'S EQUITY                1998           1999
    ------------------------------------              ---------      ---------
Current Liabilities:
    Accounts payable and accrued liabilities.......   $ 110,485      $  73,891
    Current portion of long-term debt..............       2,440             --
    Other current liabilities......................         916          1,569
                                                      ---------      ---------
      Total current liabilities....................     113,841         75,460
                                                      ---------      ---------


Noncurrent Liabilities:
    Long-term debt.................................     554,950             --
    Other long-term liabilities....................       3,020          1,802
                                                      ---------      ---------
      Total noncurrent liabilities.................     557,970          1,802
                                                      ---------      ---------

Prepetition Secured Debt...........................          --        200,500

Liabilities subject to compromise..................          --        465,362

Commitments and Contingencies......................          --             --
                                                      ---------      ---------
      Total liabilities............................     671,811        743,124
                                                      ---------      ---------

Stockholder's Equity:
    Common Stock, $.01 par value; 1,000 shares
       authorized, issued and outstanding..........          --             --
    Additional paid-in capital.....................     195,324        195,751
    Accumulated deficit............................     (64,274)      (252,976)
                                                      ---------      ---------
      Total stockholder's equity...................     131,050        (57,225)
                                                      ---------      ---------
                                                      $ 802,861      $ 685,899
                                                      =========      =========


       The accompanying notes are an integral part of these statements.

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES


  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                            CONSOLIDATED STATEMENTS
                                 OF OPERATIONS
                            (Dollars in Thousands)

                                                                 Year Ended       Year Ended       Year Ended
                                                                June 28, 1997    June 27, 1998    June 26, 1999
                                                                -------------    -------------    -------------

Net sales..........................................             $     652,538    $     763,921    $     733,327
Costs and expenses:
     Cost of sales.................................                   433,707          493,095          460,362
     Selling, marketing and administrative.........                   176,506          237,147          269,055
     Amortization of intangible assets.............                    14,612           19,756           18,488
     Restructuring and business integration costs..                         -           39,689            1,320
     Goodwill write-off ...........................                         -                -           50,000
                                                                -------------    -------------    -------------
                                                                      624,825          789,687          799,225
Income (loss) from operations......................                    27,713          (25,766)         (65,898)
     Interest expense .............................                    33,463           54,581           50,180
     Reorganization charges under Chapter 11.......                         -                -           20,191
                                                                -------------    -------------    -------------
Loss before income taxes ..........................                    (5,750)         (80,347)        (136,269)
 (Benefit) provision for income taxes..............                    (1,069)         (29,853)          48,151
                                                                -------------    -------------    -------------
Loss before extraordinary charge and cumulative
 effect of change in accounting principle..........                    (4,681)         (50,494)        (184,420)
 Extraordinary charge - early debt extinguishment,
     net of income tax benefit.....................                         -            8,591                -
 Cumulative effect of change in accounting
    principle......................................                         -                -            4,282
                                                                -------------    -------------    -------------
Net loss...........................................             $      (4,681)   $     (59,085)   $    (188,702)
                                                                =============    =============    =============

       The accompanying notes are an integral part of these statements.

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                            (Dollars In Thousands)





                                       Common Stock
                                  --------------------       Additional                         Total
                                  Number of                   Paid-In        Accumulated     Stockholder's
                                   Shares       Amount        Capital          Deficit          Equity
                                  ---------    --------     -----------      -----------     -------------

Balance at June 29, 1996......        1,000    $     --      $   60,000      $      (508)      $    59,492
 Capital contribution.........           --          --         119,058               --           119,058
 Net loss.....................           --          --              --           (4,681)           (4,681)
                                 ----------    --------      ----------      -----------     -------------

Balance at June 28, 1997......        1,000          --         179,058           (5,189)          173,869
 Capital contribution.........           --          --          16,266               --            16,266
 Net loss.....................           --          --              --          (59,085)          (59,085)
                                 ----------    --------      ----------      -----------     -------------

Balance at June 27, 1998......        1,000          --         195,324          (64,274)          131,050
 Capital contribution.........           --          --             427               --               427
 Net loss.....................           --          --              --         (188,702)         (188,702)
                                 ----------    --------      ----------      -----------     -------------
Balance at June 26, 1999......        1,000    $     --      $  195,751      $  (252,976)    $     (57,225)
                                 ==========    ========      ==========      ===========     =============




       The accompanying notes are an integral part of these statements.

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Dollars in Thousands)



                                                              Year Ended      Year Ended      Year Ended
                                                               June 28,        June 27,        June 26,
                                                                 1997            1998            1999
                                                              ----------      ----------      -----------

Cash Flows from Operating Activities:
   Net loss..............................................     $  (4,681)       $ (59,085)      $  (188,702)
     Adjustments:
     Depreciation and amortization.......................        34,161           47,383            46,355
     Loss on disposition of property, plant & equipment..            --               --               326
     Goodwill write-off..................................            --               --            50,000
     Write-off of deferred financing fees................            --               --            13,218
     Deferred income taxes...............................        (4,879)         (30,473)           49,691
     Extraordinary charge................................            --            8,591                --
     Non-cash restructuring and business integration costs           --           13,847                --
     Cumulative effect of change in accounting principle.            --               --             4,282
     Changes in operating assets and liabilities, net of
      effects from purchase of confections businesses:
       Accounts receivable...............................         9,316           18,631             3,593
       Inventories.......................................         8,876          (10,788)           27,081
       Prepaid expenses and other assets.................         3,994              278           (11,970)
       Accounts payable, accrued liabilities and
         liabilities subject to compromise...............       (13,014)          23,144            16,845
       Income taxes payable..............................        (1,079)             564                --
       Other liabilities.................................          (144)             467              (215)
                                                              ---------        ---------       -----------
        Net cash provided by operating activities........        32,550           12,559            10,504
                                                              ---------        ---------       -----------
Cash Flows from Investing Activities:
   Purchase of confections businesses, net of cash
    acquired.............................................      (336,191)            (303)               --
   Proceeds on the sale of assets........................            --               --             1,604
   Capital expenditures..................................       (31,018)         (27,010)          (42,129)
                                                              ---------        ---------       -----------
        Net cash used in investing activities............      (367,209)         (27,313)          (40,525)
                                                              ---------        ---------       -----------
Cash Flows from Financing Activities:
   Net borrowings (repayments) on revolving credit loans.        31,800          (25,150)           40,050
   Proceeds from loans...................................       380,500          545,000            17,000
   Repayments of term loan...............................       (14,613)        (495,387)           (1,500)
   Payments for debt issuance costs......................       (11,330)         (21,006)           (2,257)
   Repayment of assumed debt.............................      (139,457)              --                --
   Repayment of other long-term debt.....................            --             (440)             (440)
   Proceeds from capital contributions...................        90,000           15,000                --
                                                              ---------        ---------       -----------
        Net cash provided by financing activities........       336,900           18,017            52,853
                                                              ---------        ---------       -----------
Increase in cash and cash equivalents....................         2,241            3,263            22,832
Cash and cash equivalents, beginning of period...........           936            3,177             6,440
                                                              ---------        ---------       -----------
Cash and cash equivalents, end of period.................     $   3,177        $   6,440       $    29,272
                                                              =========        =========       ===========

Supplemental Cash Flow Information:
   Income taxes paid.....................................     $   4,996        $     493       $        78
                                                              =========        =========       ===========
   Interest paid.........................................     $  31,585        $  44,228       $    48,948
                                                              =========        =========       ===========

Purchase of confections businesses, net of cash acquired:
   Assets Acquired.......................................     $(586,920)       $  (1,447)      $        --
   Liabilities Assumed...................................       221,671            1,144                --
   Capital Contribution..................................        29,058               --                --
                                                              ---------        ---------       -----------
   Cash Consideration....................................     $(336,191)       $    (303)      $        --
                                                              =========        =========       ===========

       The accompanying notes are an integral part of these statements.

             FAVORITE BRANDS INTERNATIONAL, INC.
                      AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                          (Debtor-In-Possession)

              NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


1.  Description of Business and Basis of Presentation

     Favorite Brands International, Inc. (including its wholly owned subsidiaries Trolli, Inc. and Sather Trucking Corporation) (the "Company"), a wholly-owned subsidiary of Favorite Brands International Holding Corp. ("Holdings"), manufactures and distributes candy and confection products primarily in North America. The Company was incorporated in Delaware on July 7, 1995, and commenced operations on September 25, 1995, when it acquired certain tangible and intangible assets of a confections manufacturer and distributor for $200 million, plus the assumption of certain liabilities.

     During fiscal 1997, the Company made five acquisitions for a total purchase price, including assumed debt, of approximately $500 million:

                                                             Purchase Price
          Name                        Acquisition Date    (Dollars in Millions)
        --------                      ----------------    ---------------------

     Farley Candy Company             August 30, 1996              $204
     Sathers Inc. and Sather
       Trucking Corporation           August 30, 1996               107
     Kidd & Company, Inc.             August 30, 1996                30
     Dae Julie, Inc.                  January 27, 1997               43
     Mederer Corporation              April 1, 1997                 117

     All acquisitions have been accounted for as purchases and, accordingly, the purchase prices were allocated to the specific assets and liabilities based upon their fair market values, with the exception of the Kidd & Company, Inc. ("Kidd") acquisition. In June 1996, Holdings' controlling stockholder acquired the stock of Kidd for approximately $30 million. The Company acquired the stock of Kidd from the controlling stockholder on August 30, 1996. Accordingly, Kidd's net assets were recorded by the Company on August 30, 1996 at the controlling stockholder's net book value of $30 million.

     Unaudited pro forma information with respect to the Company as if the acquisitions had occurred at the beginning of fiscal 1997 is as follows (dollars in thousands):

                                                    (Unaudited)
                                                     Year Ended
                                                    June 28, 1997
                                                  -----------------

                   Net sales........                  $812,831
                   Net income.......                      (234)


     Holdings contributed $119.1 million of additional capital to the Company during fiscal 1997 in connection with these acquisitions. This amount includes $29.1 million of Holdings stock issued to the seller of Farley Candy Company.

                     FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


2.   Proceedings Under Chapter 11 of the Bankruptcy Code

        On March 30, 1999, the Company and Holdings filed in the United States Bankruptcy Court (the "Court") for the District of Delaware voluntary petitions for reorganization under Chapter 11 of the United States Code (the "Bankruptcy Code"), case number 99-726(PJW) (the "Chapter 11 Filing"). The Company continues in possession of its properties and is operating and managing its businesses as debtor-in-possession subject to Court approval for certain actions.

        The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. However, as a result of the Chapter 11 Filing and circumstances relating to this event, including the Company's leveraged capital structure and losses from operations, such realization of assets and liquidation of liabilities is subject to significant uncertainty. The appropriateness of preparing the accompanying financial statements on a going concern basis is dependent upon, among other things, confirmation of a plan of reorganization, the success of future operations, the ability to comply with the terms of the debtor-in-possession financing agreement and the ability to generate sufficient cash from operations and financing arrangements to meet on-going obligations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

        Under the Bankruptcy Code, actions to collect pre-petition indebtedness are stayed and other pre-petition contractual obligations against the Company may not be enforced. In addition, under the Bankruptcy Code, subject to approval of the Court, the Company may assume or reject executory contracts, including lease obligations. Parties affected by these rejections may file claims with the Court for damages resulting from a rejection (subject to certain limitations in the Bankruptcy Code). Substantially all pre-petition liabilities are subject to settlement under a plan of reorganization to be voted upon by creditors and approved by the Court. Although the Company expects to file a reorganization plan or plans that provide for emergence from Chapter 11 in fiscal 2000 or fiscal 2001, there can be no assurance that a reorganization plan or plans will be proposed by the Company or confirmed by the Court, or that any such plan(s) will be consummated.

3.   Significant Accounting Policies

     Fiscal Year End

        The Company's fiscal year ends on the Saturday immediately preceding June 30 and each of fiscal years 1997, 1998, and 1999 include 52 weeks of operations.

     Principles of Consolidation

        The consolidated financial statements include the accounts of the Company and all majority-owned subsidiaries. All intercompany accounts and transactions have been eliminated.

                     FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

  Revenue Recognition

     Revenues are recognized when products are shipped, and are shown net of discounts (other than trade spending), returns and unsalables.

  Cash and Cash Equivalents

     All highly liquid debt instruments purchased with an initial maturity of three months or less are considered to be cash equivalents.

  Inventories

     Inventories are stated at the lower of cost, determined using the first in, first out (FIFO) method, or market. Cost includes material, labor and overhead.

  Property, Plant, and Equipment

     Property, plant, and equipment are stated at cost. Depreciation is computed using the straight-line method and the following estimated useful lives:

          Buildings.........................................  35-40 years
          Machinery and equipment ..........................   3-20 years

  Intangible Assets

     Intangible assets consist primarily of goodwill and deferred financing fees. Goodwill is amortized on a straight-line basis over 15 to 40 years and deferred financing fees are amoritized over the terms of the related indebtedness, which range from 2 to 7 years.

  Long-Lived Assets

     In the event that facts and circumstances indicate that the Company's long-lived assets may be impaired, an evaluation of recoverability is performed. The Company makes such evaluations by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying amount to determine if a write down to market value or discounted cash flow is required.

  Income Taxes

     Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets arising from temporary differences and net operating losses will not be realized.

                     FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

  Risks and Uncertainties

     The Company operates primarily in the United States and is subject to varying degrees of risk and uncertainty. The Company insures its business and assets against insurable risks in a manner that it deems appropriate. The Company believes that the risk of loss from noninsurable events would not have a material adverse effect on its operations as a whole.

     Sugar, corn syrup, gelatin, starch, and packaging are the Company's principal raw materials. The prices of these items vary and may influence the Company's financial results.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Fair Value of Financial Instruments

     The carrying amounts reported in the consolidated balance sheet for current assets and liabilities approximate fair value due to the immediate or short-term maturity of these financial instruments.

     The estimated fair value of the Company's debt at June 27, 1998 was $541.8 million which differed from the carrying amount of $557.4 million. The carrying amount of debt at June 26, 1999 was $612.5 million, the fair value of which was not available due to the Chapter 11 Filing.

   Recent Accounting Pronouncements

     The Company adopted Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," in fiscal 1999. The Company operates predominately in one industry segment, that being candy and confection products, and accordingly reports as a single industry segment.

     In 1998, the Financial Accounting Standards Board issued Statement 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by Statement 137, which requires adoption in fiscal 2001. Statement 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. The Company believes that the adoption of Statement 133 will not have a material impact on its financial statements.

                     FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

4.   Inventories

        Inventories consist of (dollars in thousands):

                                                   June 27,   June 26,
                                                     1998       1999
                                                   --------   -------

                 Raw materials .............        $22,748   $19,797
                 Work-in-process ...........         19,521    12,394
                 Finished goods ............         55,963    38,960
                                                    -------   -------
                                                    $98,232   $71,151
                                                    =======   =======


5.   Intangibles Assets

     Intangible assets, which are shown net of accumulated amortization of $40.2 million and $58.7 million, respectively, consist of (dollars in thousands):

                                                   June 27,  June 26,
                                                     1998      1999
                                                   --------  --------

                 Goodwill .................        $331,353  $263,443
                 Deferred financing fees ..          19,824     6,092
                 Other ....................           4,440       870
                                                   --------  --------
                                                   $355,617  $270,405
                                                   ========  ========

     As discussed in Note 9, during fiscal 1999, the Company wrote down the carrying value of goodwill by $50 million to reflect the estimated fair value of the Company's net assets.

6.   Accounts Payable and Accrued Liabilities

        Accounts payable and accrued liabilities consist of (dollars in thousands):

                                                    June 27,  June 26,
                                                      1998      1999
                                                    --------   -------

        Accounts payable ...................         $45,654   $20,314
        Accrued liabilities:
          Payroll and related taxes ........          13,616    12,657
          Trade promotions .................          17,958    23,539
          Interest .........................          10,749     1,393
          Other ............................          22,508    15,988
                                                    --------   -------
                                                    $110,485   $73,891
                                                    ========   =======

                     FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

7.   Debtor-in-Possession Financing Agreement

        On March 30, 1999, the Company entered into a Revolving Credit and Guaranty Agreement, as amended, (the "DIP Facility"). Borrowings, including letters of credit, may not exceed the borrowing base consisting of certain eligible accounts receivable, certain eligible inventory and a property plant and equipment component, all of which are defined in the DIP Facility. In no case may the borrowings exceed $100 million. As of June 26, 1999, no borrowings were outstanding under the DIP Facility and outstanding letters of credit aggregated $2.25 million. The Company had $89.2 million of borrowing availability under the DIP Facility at June 26, 1999. Borrowings under the DIP Facility are secured by a first priority priming lien upon all property of the Company.

        The Company may designate borrowings as either Alternate Base Rate Loans or Eurodollar Loans (as defined in the DIP Facility). Each type of loan bears interest, payable monthly, at the rate designated in the DIP Facility plus an applicable margin. A commitment fee of one half of one percent is payable monthly based on the unused amount of the facility. The DIP Facility expires on the earlier of March 30, 2001, the date of the substantial consummation of a plan of reorganization or upon an acceleration of the loans as a result of a default.

        The DIP Facility contains covenants that require the Company to satisfy a monthly cumulative EBITDA measure and limit capital expenditures. In addition, the DIP Facility contains covenants relating to, among other things, (i) the incurrence of additional indebtedness, (ii) consolidations or mergers, (iii) the incurrence of any super-priority claim which is equal or senior to the DIP Facility's claim, (iv) the payment of dividends, (v) investments, (vi) sales of assets, and (vii) transactions with affiliates. As of June 26, 1999, the Company was in compliance with the covenants.

8.   Pre-Petition Secured Debt and Liabilities Subject to Compromise

        Pre-petition secured debt consists of Senior Secured bank debt outstanding as of the Chapter 11 Filing. Liabilities subject to compromise refer to liabilities (other than pre-petition secured debt) incurred prior to the Chapter 11 Filing. These liabilities consist primarily of amounts outstanding under long-term unsecured debt agreements and also include accounts payable, accrued interest, and other accrued expenses. These amounts represent the Company's best estimate of known claims.

        As part of the Chapter 11 reorganization process, the Company has attempted to notify all known potential creditors of the Chapter 11 Filing for the purpose of identifying all pre-petition claims against the Company. Generally, creditors whose claims arose prior to the petition date have until September 30, 1999 to file claims or be barred from asserting claims in the future. Claims arising from the rejection of executory contracts and leases by the Company and claims related to certain other items are permitted to be filed by other dates set by the Court. Differences between amounts shown by the Company and claims filed by creditors will be investigated and will either be consensually resolved or adjudicated. The ultimate amount of such liabilities are subject to further negotiation and adjudication by the Court, and accordingly, are not presently determinable and may differ materially from the amounts of such liabilities reported in the financial statements. Payment

                     FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


     terms and the amounts, which are considered long-term liabilities at this time, will be established in connection with the plan of reorganization.

        The Company received approval from the Court to pay pre-petition employee wages, salaries, benefits and other employee obligations, certain shipping, warehousing and distribution charges, trade promotions, broker fees and amounts due for imported products. Amounts unpaid at June 26, 1999 relating to these pre-petition liabilities are classified as other current liabilities and are therefore not included in liabilities subject to compromise.

        The principal categories of claims classified as pre-petition secured debt or liabilities subject to compromise under reorganization proceedings are identified below. The June 27, 1998 amounts are presented below for comparative purposes. Such amounts were classified as long-term debt in the prior year financial statements. (Dollars are in thousands.)

        Pre-petition Secured Debt
                                                                 June 27,  June 26,
                                                                   1998      1999
                                                                 --------  --------

          Secured Revolving Credit Loans.......................   $ 11,950  $ 52,000
          Secured Senior term loan payable ("Term B Loans") ...    150,000   148,500
          Other (unsecured)....................................        440       ---
                                                                  ---------  -------
                                                                   162,390   200,500
          Less current portion ................................      2,440       ---
                                                                  --------  --------
                                                                  $159,950  $200,500
                                                                  ========  ========

      Liabilities Subject to Compromise
                                                                  June 27,   June 26,
                                                                    1998       1999
                                                                 ---------   --------
          Long-term debt:
            10.75% Senior Notes ...............................   $200,000  $200,000
            11.25% Senior Subordinated Notes ..................    195,000   195,000
            10.0% Sponsor Loan ................................        ---    17,000
                                                                  --------  --------
                                                                   395,000   412,000
          Accounts payable ....................................        ---    40,308
          Accrued expenses ....................................        ---     2,466
          Accrued interest ....................................        ---    10,588
                                                                  --------  --------
                                                                  $395,000  $465,362
                                                                  ========  ========

        In May 1998, the Company entered into a credit agreement, as amended, ("Senior Secured Credit Agreement") which provided for $150 million of Term B Loans and $75 million of Revolving Credit Loans, and sold $200 million of Senior Unsecured Notes ("Senior Notes") in a private offering pursuant to an indenture ("Indenture"). In addition, Holdings sold 166,667 shares of common stock for $15 million at the time of these borrowings and contributed these proceeds to the Company.

                     FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     Collectively, these transactions are referred to as (the "Refinancing"). Funds from the Refinancing were used to prepay all indebtedness outstanding under the Company's then existing senior credit agreements plus accrued interest, and for general corporate purposes. As a result of this early debt extinguishment, the Company recorded a $4.4 million extraordinary charge, net of $2.9 million in income tax benefits. During fiscal 1998, the Company recorded an additional $4.2 million extraordinary charge, net of $2.7 million in income tax benefits, relating to other early debt extinguishments.

        The Company's Senior Secured Credit Agreement was amended in October 1998. Concurrently with the amendment, Holdings' controlling stockholder agreed to loan the Company $17.0 million (the "Sponsor Loan"). The Sponsor Loan is unsecured, but is senior in priority to the Senior Subordinated Notes. In connection with the Sponsor Loan, Holdings' controlling stockholder also received a ten-year warrant ($3.9 million estimated fair market value at the time of issuance) to purchase 77,500 shares of Holdings' common stock at $0.01 per share.

        Pursuant to the terms of an Exchange and Registration Agreement entered into in connection with the Indenture, the Company was obligated to offer to exchange the original Senior Notes for registered notes with substantially identical terms. In February 1999, the Company's Registration Statement relating to this exchange offer was declared effective and the exchange offer was completed in March 1999.

        As a result of the Chapter 11 Filing, no principal or interest payments will be made on any pre-petition debt without Court approval or until a reorganization plan defining the repayment terms has been approved. The Company is paying interest monthly at the contractual rates on the debt outstanding under the Senior Secured Credit Agreement as authorized by the Court. Contractual interest expense not recorded on the Senior Notes, Senior Subordinated Notes and the Sponsor Loan aggregated $11.3 million for fiscal 1999.

        The Company terminated several existing interest rate swap agreements in connection with the Refinancing. As a result, a $1.5 million termination charge was recorded as interest expense during the fiscal year ended June 27, 1998. The remaining two interest rate swap agreements were marked-to-market at the time of the Refinancing which resulted in an additional $0.9 million charge to interest expense during the year ended June 27, 1998. Interest rate swap agreements outstanding as of June 26, 1999 are summarized below (dollars in thousands):

                                                         Fixed    Variable
                                             Present    Interest  Interest
                                             Notional     Rate      Rate
     Date                 Termination         Amount      Paid    Received
     ----                 -----------        -------    --------  --------
     December 1996....    September 1999     $121,784     6.26%     5.00%

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


          The variable rate is adjusted quarterly based on 3-month LIBOR rates. The Company anticipates the counterparties to the swap agreement will fully perform on their obligations. The Company accounts for these agreements as hedges.

9.   Goodwill Write-Off

          As discussed in Note 2, the Company has filed for protection under Chapter 11 of the U.S. Bankruptcy Code. In connection therewith, the Company has engaged an investment banker (the "advisor") to advise it with respect to various financial matters and restructuring alternatives including reviewing offers received from third parties and assisting in structuring any potential sale of all or part of the Company. Based upon evaluations by the advisor, the Company has written down the carrying value of its goodwill by $50 million to reflect the estimated fair value of the Company's net assets. This charge is reflected as a write-off of goodwill in the consolidated statement of operations. The Company continues to evaluate its restructuring alternatives. No assurance can be made that any alternative will be acted upon or that the amounts will not change.

10.  Reorganization Charges under Chapter 11

          The Company records reorganization expenses under Chapter 11 in accordance with AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code." Reorganization expenses for fiscal 1999 were as follows (dollars in thousands):


                                                            Year Ended
                                                           June 26, 1999
                                                           -------------

  Write-off of deferred financing fees  ...........           $ 13,218
  Legal fees ......................................              2,152
  Provision for rejected executory contracts ......              1,876
  Financial advisory fees .........................              1,676
  Employee retention program ......................              1,375
  Interest income .................................               (106)
                                                               -------
                                                              $ 20,191
                                                              ========


          In connection with the Chapter 11 Filing, the Company wrote-off the unamortized deferred financing fees relating to the Senior Notes and Senior Subordinated Notes. The Company incurred legal and financial advisory fees for Chapter 11 activities and reorganization efforts. These professional fees were for services provided to the Company, the Unofficial Committee of Unsecured Creditors and the lenders under the Company's Senior Secured Credit Agreement. Included in the provision for rejected executory contracts is a charge of $1.1 million relating to the rejection of a distribution facility operating agreement in June 1999. The charge included termination fees as well as costs incurred in connection with the closure of the facility. Also included in reorganization costs for fiscal 1999 are charges of $1.4 million for a court approved employee retention program, including amounts to be paid periodically to certain key employees which are accrued on a current

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



     basis, and amounts due to certain senior executives upon approval of a plan of reorganization which are being accrued over 18 months. During fiscal 1999, cash payments relating to Chapter 11 reorganization expenses aggregated $1.7 million.

11.  Restructuring and Business Integration Costs

          The Company recorded a $39.7 million and $1.3 million charge for restructuring and business integration costs during the years ended June 27, 1998 and June 26, 1999, respectively. The nature of these costs is discussed below.

          During fiscal 1998, the Company began to integrate the acquired companies through various initiatives including consolidation of production facilities, reorganization of certain supply chain functions, integration of certain sales, marketing, and customer service functions, and integration of certain information systems. As a result of these activities, the Company incurred the following business integration charges (dollars in thousands):



                                                Year Ended        Year Ended
                                               June 27, 1998    June 26, 1999
                                               -------------    --------------

   Staff consolidation and related costs......   $ 7,372           $     --
   Manufacturing integration costs............     4,902                 --
   Distribution and warehouse
    consolidation costs.......................     6,594              1,066
   SKU rationalization costs..................     1,858                 28
   Technology licensing costs.................     1,685               (174)
   Strategic acquisitions not pursued.........     1,284                 --
                                                 -------           --------
                                                 $23,695           $    920
                                                 =======           ========

          In addition to the integration activities discussed above, the Company implemented a restructuring plan during fiscal year 1998. The restructuring included (i) rationalizing certain production facilities and outsourcing production of certain candy products and (ii) further consolidating the distribution network by reducing the number of distribution centers used by the Company. In connection with these activities, the Company recorded the following restructuring charges (dollars in thousands):


                                                Year Ended        Year Ended
                                               June 27, 1998     June 26, 1999
                                               -------------     -------------

     Loss on impairment of property,
       plant, and equipment....................  $ 13,847          $      --
     Termination benefits for plant employees..     1,250                384
     Plant closing costs.......................       897                 16
                                                 --------          ---------
                                                 $ 15,994          $     400
                                                 ========          =========

          As of June 27, 1998 and June 26, 1999, business integration and restructuring charges of $12.1 million and $0.8 million, respectively, were unpaid.

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


12.  Commitments and Contingencies

     Operating Leases

          Certain land, buildings, and equipment are leased under noncancelable operating leases. Certain leases for facilities contain renewal options and require additional payments for maintenance charges and are subject to periodic escalation charges.

          Total minimum rental commitments under noncancelable operating leases at June 26, 1999 are: 2000 - $8.1 million; 2001 - $7.0 million; 2002 - $6.0 million; 2003 - $5.6 million; 2004 - $4.8 million; and thereafter - $8.3 million.

          Rental expense amounted to $6.3 million , $6.6 million and $9.1 million for the fiscal years ended June 28, 1997, June 27, 1998 and June 26, 1999, respectively.

     Litigation

          From time to time, the Company and its subsidiaries are named as defendants in various lawsuits resulting from the ordinary course of business. Although the outcome of any legal proceeding cannot be predicted with certainty, the Company does not expect these lawsuits to materially impact its financial condition.

13.  Benefit Plans

          The Company has a 401(k) defined contribution benefit plan ("Plan") for certain salaried and hourly employees. In order to participate in the Plan, employees must be at least 21 years old and have worked at least 1,000 hours during the first 12 months of employment. Each employee may contribute from 1% to 15% of eligible wages into the Plan. The Company matches 50% of each employee's contributions to the Plan up to a maximum matching contribution of 3% of the employee's eligible wages. In addition, the Company may make an annual discretionary contribution to the Plan. Total contributions to the Plan were $1.9 million, $3.2 million and $2.9 million for the fiscal years ended June 28, 1997, June 27, 1998 and June 26, 1999, respectively.

14.  Income Taxes

          The Company is included in the consolidated income tax return filed by Holdings. There is no tax sharing agreement between the Company and Holdings. For financial reporting purposes, the Company has computed its provision for income taxes on a separate return basis in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The Company has a $78.5 million deferred tax asset recorded as of June 26, 1999, reflecting the benefit of $198.4 million in net operating loss carryforwards which expire in varying amounts between 2011 and 2019. This benefit will be realized to the extent the Company generates sufficient taxable income prior to the expiration dates of the loss carryforwards.

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



   Due to the uncertainty of the realization of the loss carryforwards and other deferred tax assets, the Company has established a valuation allowance against the net deferred tax asset of $95.3 million as of June 26, 1999.

   The (benefit) provision for income taxes consists of the following (dollars in thousands):

                                                                            Year            Year             Year
                                                                            Ended           Ended           Ended
                                                                           June 28,        June 27,        June 26,
                                                                             1997            1998            1999
                                                                           --------        --------        --------
  Current:
           Federal .............................................           $  (129)         $    ---        $   ---
           State ...............................................               123               620            300
                                                                           -------          --------        -------
                                                                                (6)              620            300
                                                                           -------          --------        -------
   Deferred:
           Federal .............................................            (1,184)          (26,968)        41,870
           State ...............................................               121            (3,505)         5,981
                                                                           -------          --------        -------
                                                                            (1,063)          (30,473)        47,851
                                                                           -------          --------        -------
           Total (benefit) provision for income taxes...........           $(1,069)         $(29,853)       $48,151
                                                                           =======          ========        =======

Deferred income taxes consist of (dollars in thousands):

                                                                       June 27,         June 26,
                                                                         1998             1999
                                                                       --------         --------
   Deferred tax assets:
           Allowance for doubtful accounts........................     $   365          $    309
           Accrued promotions.....................................       2,343             6,441
           Accrued expenses.......................................       8,045             7,581
           Restructuring reserves.................................       5,622               885
           Goodwill amortization..................................         ---             8,330
           Net operating loss carryforwards.......................      43,176            78,481
           Other..................................................       2,564             9,434
                                                                       -------          --------
                            Deferred tax assets...................      62,115           111,461
                                                                       -------          --------
   Deferred tax liabilities:
           Accelerated depreciation...............................       8,449            16,145
           Goodwill amortization..................................       2,396               ---
           Other..................................................       1,579               ---
                                                                       -------          --------
                            Deferred tax liabilities..............      12,424            16,145
                                                                       -------          --------
   Net deferred tax assets........................................      49,691            95,316
   Valuation allowance............................................         ---           (95,316)
                                                                       -------          --------
   Net deferred taxes.............................................     $49,691          $    ---
                                                                       =======          ========

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



    The (benefit) provision for income taxes differs from the amount computed by applying the United States federal income tax rate to the loss before income taxes. A reconciliation of the differences is as follows (dollars in thousands):


                                                                 Year Ended          Year Ended          Year Ended
                                                                June 28, 1997       June 27, 1998       June 26, 1999
                                                                -------------       -------------       -------------

    Computed statutory tax provision.........................      $(2,266)           $(28,425)            $(49,193)
    Increase (decrease) resulting from:
      Nondeductible depreciation and
        amortization.........................................        1,006                  47                9,960
      State and local taxes..................................          112              (1,813)              (6,859)
      Nondeductible meals and
        entertainment........................................           79                  88                  235
      Valuation allowance....................................          ---                 ---               95,316
      Other, net.............................................          ---                 250               (1,308)
                                                                   -------            --------             --------
    (Benefit) provision for income taxes.....................      $(1,069)           $(29,853)            $ 48,151
                                                                   =======            ========             ========

15. Stock Option Plan

        Holdings has a stock option plan pursuant to which its Board of Directors is authorized to grant options to employees to purchase up to 400,000 shares of Holdings' common stock. These options generally expire 10 years from grant (5 years for stockholders with aggregate holdings of 10% or greater) and generally vest ratably over four years. Options are granted at fair value.

    Information with respect to options granted under this plan is as follows:

                                                                                           Number of
                                                                Option Price per Share       Shares
                                                                ----------------------     ---------
    Balance at June 29, 1996.................................   $ 50.25  to   $ 50.25        71,500
                                                                                            -------
         Granted.............................................   $ 89.57  to   $105.00       108,736
         Exercised...........................................   $ 50.25  to   $ 89.57        (5,186)
         Forfeited...........................................   $ 50.25  to   $ 89.57        (9,814)
                                                                                            -------
    Balance at June 28, 1997.................................   $ 50.25  to   $105.00       165,236
                                                                                            -------
         Granted.............................................   $105.00  to   $105.00        99,982
         Exercised...........................................   $ 50.25  to   $ 89.57        (9,723)
         Forfeited...........................................   $ 50.25  to   $105.00       (15,655)
                                                                                            -------
    Balance at June 27, 1998.................................   $ 50.25  to   $105.00       239,840
                                                                                            -------
         Granted.............................................   $ 70.00  to   $ 70.00       158,248
         Exercised...........................................   $   ---  to   $   ---           ---
         Forfeited...........................................   $ 50.25  to   $105.00       (89,000)
                                                                                            -------
    Balance at June 26, 1999.................................   $ 50.25  to   $105.00       309,088
                                                                                            =======
         Exercisable at June 26, 1999 .......................   $ 50.25  to   $105.00       155,374
                                                                                            =======
         Exercisable at June 27, 1998........................   $ 50.25  to   $105.00       103,715
                                                                                            =======

        The weighted average fair values of options granted was $26.02, $25.95 and $16.01 for 1997, 1998 and 1999, respectively. The minimum value of the options at the date-of-grant was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: expected life - 5 years; interest rate - 6.5% for 1997, 1998 and 5.2% for 1999; and no dividend yield.

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


        The Company applied Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its stock option plan. No compensation expense has been recognized for all options granted. If compensation cost for the stock plan had been determined based on the fair value at the grant dates for awards under those plans consistent with the method of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," the Company's net loss would have been (dollars in thousands):

                                                                Year Ended       Year Ended       Year Ended
                                                              June 28, 1997    June 27, 1998    June 26, 1999
                                                              --------------   --------------   --------------
          Net loss - as reported .........................        $(4,681)        $(59,085)       $(188,702)
          Net loss - pro forma ...........................        $(5,633)        $(59,775)       $(189,130)

16. Related Party Transactions

        From time to time, the Company engages certain stockholders and other related parties to provide acquisition, financing and other related services. During fiscal years 1997, 1998 and 1999, such fees totaled approximately $4.8 million, $6.6 million and $3.4 million, respectively.

        In fiscal 1999, the Company entered into an agreement with a consulting firm to issue Holdings' common stock in exchange for services rendered. Pursuant to the agreement, during fiscal 1999, 4,722 shares of stock with a value of $427,000 were issued to the consulting firm. This transaction was reflected as a capital contribution to the Company.

17. Concentration of Credit Risk and Major Customer

        Financial instruments which potentially subject the Company to concentration of credit risk consist principally of cash equivalents with high-quality financial institutions which are federally insured up to prescribed limits. The Company monitors the credit quality of its customers and maintains an allowance for potential credit losses which, historically, has been adequate.

        A single customer and its affiliates accounted for approximately 17% of net sales for both the fiscal years ended June 28, 1997 and June 27, 1998 and 16% for the fiscal year ended June 26, 1999. This customer accounted for approximately 10% and 7% of accounts receivable at June 27, 1998 and June 26, 1999, respectively.

18. Supplemental Guarantor Information

        Sather Trucking Corp. and Trolli, Inc. (collectively, the "Guarantors"), wholly-owned subsidiaries of the Company, have unconditionally guaranteed, jointly and severally, the payment of principal, interest, and premium, if any, on the Senior Notes, Senior Subordinated Notes, and all other obligations under the respective Indentures. Sather Trucking Corp. and Trolli, Inc. were acquired on

                      FAVORITE BRANDS INTERNATIONAL, INC.
                               AND SUBSIDIARIES
  (A Wholly-Owned Subsidiary of Favorite Brands International Holding Corp.)
                            (Debtor-In-Possession)

                NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS



August 30, 1996 and April 1, 1997, respectively. The selected summarized financial information for the Guarantors presented below reflects the fiscal periods subsequent to the dates each guarantor was acquired (dollars in thousands):

                                                                           June 27,      June 26,
                                                                             1998          1999
                                                                           ---------     --------
               Net sales ................................................  $106,922      $127,941
               Income from operations ...................................    10,679        14,465
               Net (loss) income.........................................    (2,648)        6,680

               Current assets ...........................................  $ 38,605      $ 60,798
               Property, plant and equipment, net........................    38,289        47,959
               Other assets .............................................    85,888        79,367
                                                                           --------      --------
               Total assets .............................................  $162,782      $188,124
                                                                           ========      ========

               Current liabilities ......................................  $ 42,195      $ 60,858
               Noncurrent liabilities ...................................   104,578       104,577
                                                                           --------      --------
               Total liabilities ........................................   146,773       165,435
               Stockholder's equity .....................................    16,009        22,689
                                                                           --------      --------
               Total liabilities and stockholder's equity ...............  $162,782      $188,124
                                                                           ========      ========

19.  Cumulative Effect of Change in Accounting Principle

         During fiscal 1999, the Company adopted the provisions of Statement of Position 98-5 "Reporting on the Costs of Start-Up Activities" which required the Company to write off unamortized start-up costs of $4.3 million.

20.  Restated Fiscal 1997 and 1998 Financial Statements

         In fiscal 1996, the Company determined that the goodwill resulting from the acquisition of a certain confections manufacturer and distributor had a useful life of 15 years. During fiscal 1997, the Company revised the amortization period of this goodwill prospectively using 40 years to determine the related amortization expense in fiscal 1997 and 1998.

         In fiscal 1999, the Company determined that it should have continued to amortize this goodwill over a 15 year period. Accordingly, the Company restated the amortization expense for fiscal years 1997 and 1998 by $5.1 million and $6.1 million, respectively. As a result, the net losses for fiscal years 1997 and 1998 were increased by $3.0 million and $3.7 million, respectively. The change in the amortization expense in fiscal years 1997 and 1998 did not impact net cash flows.

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